EXHIBIT 99.1

                 THIS MAILING IS NOT FOR VOTING. BALLOTS WILL BE
                              MAILED TO YOU LATER.
                        PLEASE DO NOT VOTE AT THIS TIME.


                         UNITED STATES BANKRUPTCY COURT

                     FOR THE NORTHERN DISTRICT OF CALIFORNIA

                                                     Honorable Thomas E. Carlson
IN RE                                                Bankruptcy Judge

AT HOME CORPORATION, ET. AL.,                        Chapter 11 Cases Nos.
                                                     01-32495 through 01-32525
     DEBTORS.

            NOTICE OF HEARING ON, AND OF TIME TO FILE OBJECTIONS TO,
                      APPROVAL OF DISCLOSURE STATEMENT FOR
                       DEBTORS' JOINT PLAN OF LIQUIDATION
                       ----------------------------------

         PLEASE TAKE NOTICE that a hearing (the "Hearing") on the approval of the Disclosure Statement for the Debtors' Joint Plan of Liquidation dated May 1, 2002 (the "Plan") will be held before the Honorable Thomas E. Carlson, United States Bankruptcy Judge, on MONDAY, JUNE 10, 2002, AT 10:00 A.M. or as soon thereafter as counsel may be heard, in the Bankruptcy Court, 235 Pine Street, 23rd Floor, San Francisco, California 94104 (the "Court"). The Hearing may be adjourned from time to time without further notice other than the announcement in open court of the adjourned date or dates at the Hearing or an adjourned Hearing.

         Any objection to the proposed Disclosure Statement must be filed with the Court and served on the below-listed entities so as to be received no later than MONDAY, JUNE 3, 2002. An original and one copy must be filed with the Clerk of the Court. The Debtors recommend sending an additional courtesy copy, stamped or marked "CHAMBERS COPY," to the chambers of the Honorable Thomas E. Carlson at the address set forth in the preceding paragraph. All copies must either be signed or show a facsimile, conformed, or photostatic copy of the signature.

         The proposed Plan and Disclosure Statement are available from At Home
Corporation, c/o Robert L. Berger & Associates, PMB 1010, 10351 Santa Monica
Boulevard, Suite 101A, Los Angeles, California 90025, Telephone (818) 771-8277,
electronic mail athome@bergerassociates.com.
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
Suzzanne Uhland, Esq.                            Paul Basta, Esq.                              Margaret McGee, Esq.
O'MELVENY & MYERS                                WEIL, GOTSHAL & MANGES, LLP                   Office of the U.S. Trustee
400 South Hope Street                            767 Fifth Avenue                              250 Montgomery Street, Suite 1000
Los Angeles, California  90071                   New York, NY  10153-0119                      San Francisco, CA 94104-3401
ATTORNEYS FOR DEBTORS AND DEBTORS IN             ATTORNEYS FOR THE STATUTORY COMMITTEE OF
POSSESSION                                       BONDHOLDERS                                   Sandra Lavigna, Esq.
                                                                                               Securities and Exchange Commission
William P. Weintraub, Esq.                       Rebecca Litteneker, Esq.                      5670 Wilshire Blvd., 11th Floor
PACHULSKI, STANG, ZIEHL, YOUNG & JONES, P.C.     McNUTT & LITTENEKER LLP                       Los Angeles, CA  90036
3 Embarcadero Center #1020                       55 Hawthorne Street, Suite 430
San Francisco, CA 94111                          San Francisco, CA 94105
ATTORNEYS FOR THE STATUTORY COMMITTEE OF         ATTORNEYS FOR THE OFFICIAL COMMITTEE OF
BONDHOLDERS                                      UNSECURED TRADE CREDITORS


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